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10.62 August 1, 2012 Addendum "D" to the employment Agreement of William J. Clough.

<u>EMPLOYMENT AGREEMENT</u>

William J. Clough, Esq.

THIS AGREEMENT is entered into this ____ day of October 2005, by and between OnScreen Technologies, Inc., a Colorado corporation (hereinafter "OnScreen"), and William J. Clough, Esq. (hereinafter "Clough" or "Employee), collectively referred to herein as the "Parties", or in the singular as "Party."

WHEREAS, OnScreen is in the business of designing, developing, commercializing, marketing, manufacturing and distributing advanced LED technologies and other technologies throughout the United States of America and elsewhere;

WHEREAS, the OnScreen corporate offices are presently located in Safety Harbor, Florida and other facilities are located elsewhere within the United States of America;

WHEREAS, OnScreen has agreed to hire Clough and Clough has agreed to provide services to OnScreen under a written contract wherein he agrees to provide such services and OnScreen agrees to maintain Clough's employment, salary and other benefits, subject to the terms and conditions contained herein,

IT IS AGREED:

1. **EFFECTIVE DATE, ASSIGNMENT AND DUTIES**. This Agreement is entered into and is effective on the date indicated above and, except as otherwise noted herein, shall remain in effect until such time as it is terminated as provided for herein. Clough's initial job title is General Counsel and Executive Vice President of Corporate Development. Currently Clough also serves as Corporate Secretary, a non-salaried position. Clough is a practicing attorney at law, licensed in state and federal courts of California, Illinois and Hawaii. In the capacity as General Counsel, Clough is responsible to direct, implement, control and otherwise manage all legal affairs and corporate governance. In the capacity as Executive Vice President of Corporate Development, Clough is responsible for advising and otherwise working with corporate top management relating to corporate funding, acquisitions, mergers, product approval and general corporate guidance and oversight of operations. Clough hereby acknowledges and agrees that, periodically, his duties and assignments may require overnight travel to OnScreen's facilities in Safety Harbor, Florida and its customers' elsewhere. Both in his capacity as General Counsel and Executive Vice President of Corporate Development, Clough shall report directly to the Company CEO/Chairman of the Board of Directors.

2. **CLOUGH'S WORK DAYS AND HOURS.** Clough's normal work days are not defined in terms of specific days, however, he is expected to devote to his employment at least forty working hours per week and such hours as may be necessary for Clough to satisfactorily perform the duties of his position. It is understood and agreed that the location of Clough's assignment, work days, work hours, and duties are subject to change.

3. **COMPENSATION; EXEMPT STATUS.** Clough's rate of compensation is set at fifteen thousand dollars ($15,000) per month payable in bi-weekly installments. Clough

acknowledges that he is hired as an exempt employee, and further acknowledges that he understands the difference between an exempt and non-exempt employee under the laws of the State of Florida.

4. **REIMBURSEMENT OF EXPENSES.** In order to perform his duties, Clough will be required to travel, entertain present and potential customers of OnScreen, and shall incur other expenses on behalf of OnScreen. OnScreen shall reimburse Clough for all expenses incurred by him within 30 days of receiving notice of the expenses. It is also understood that Contractor's travel and entertainment expenses will be at least "Business" class. Mr. Clough is granted a monthly automobile allowance of $1,000.

5. **OTHER BENEFITS:**
   a. Clough shall be entitled to participate in any qualified and non-qualified stock option plans, stock purchase agreements or Incentive Stock Options Plans of the Company in which he is eligible to participate pursuant to the terms of such plans. Clough's participation in such plan will not obligate the Company to the continued employment of Clough. The specific terms and conditions of any such plan(s) approved by the Board of Directors shall govern and control the rights of all parties hereto.
   b. Clough is entitled to participate in all employee benefit programs that OnScreen maintains or may establish during the term of this Agreement including, but not limited to: full medical coverage for himself, his wife and his daughter, including optical and dental coverage; pension plans, group life insurance at the Company's sole expense; and any other executive plans that may be established at the sole discretion of OnScreen.
   c. Clough shall accrue PTO; holidays; expenses; reimbursement policies; and other benefits as set forth in the Employee Handbook in effect at OnScreen.
   d. If Clough for any reason whatsoever becomes permanently disabled, so that he is unable to perform the duties under this Agreement, the Company agrees to pay Clough seventy five percent of his annual salary, payable in the same manner as the salary under this Agreement, for six months.

6. **BONUS PROVISION.** Clough shall receive a one time sign on bonus of $50,000.00, due and payable upon completion of the Equity Round of financing. In addition, Clough shall receive an annual bonus as follows:
   a. During the first year of employment the annual bonus is guaranteed to be at least twenty-five percent (25%) of his annual base salary with the potential of receiving up to fifty percent (50%) of his annual base salary based upon performance. Said annual bonus to be paid within thirty (30) days of Clough's first anniversary date with the Company;
   b. During ensuing years, Clough shall receive a minimum annual bonus of at least fifteen percent (15%) of his base annual salary with the potential of receiving up to twenty-five percent (25%) of his annual base salary based upon performance. Said annual bonus to be paid within thirty (30) days of each subsequent anniversary date with the Company.

7. **TERM OF EMPLOYMENT.** OnScreen agrees to employ Clough and Clough agrees to serve OnScreen in his capacity of General Counsel and Executive Vice President of Corporate Development for a period of three (3) years, to and through October 1, 2008. The Employment Period shall be automatically renewed for successive three year periods unless terminated by either Clough or the Company by giving written notice of termination six (6) months in advance of the renewal date for each term

8. **TERMINATION WITH CAUSE.** The Company shall have the option to terminate Clough, effective upon written notice of such termination to Clough, for Just Cause. For purpose of this Agreement, the term "Just Cause" shall mean the occurrence of any one or more of the following events: (i) the commission by Clough of theft or embezzlement of Company property or other acts of dishonesty against the Company; (ii) the commission by Clough of a crime resulting in injury to the business, property or reputation of the Company or any affiliate of the Company or commission of other significant activities harmful to the business or reputation of the Company, (iii) Clough entering into a written agreement with a competitor which provides that Clough will perform related activities on behalf of that competitor; (iv) Clough engaging in a conflict of interest activity which the Board reasonably considers to be harmful to the best interests of the Company.

   In the event OnScreen terminates this Agreement for just cause, OnScreen's duty to pay salary will be excused from the date of termination forward, but its duty to award bonus stock which has already been earned shall continue, as will its duty to pay any expenses already incurred by Clough before termination.

9. **TERMINATION WITHOUT CAUSE.** Should OnScreen terminate this contract without cause, it must:
   a. Give Clough no less than thirty (30) days written notice of such decision to terminate;
   b. Pay the salary due to Clough for the remainder of his three (3) year term. However, such payment shall not be less than $180,000, no matter how much time remains on the three (3) year term;
   c. Continue medical benefits as described herein through the end of the contract term; and
   d. Pay to Clough any then outstanding expenses incurred by Clough before the termination.

10. **VOLUNTARY TERMINATION.** Clough may voluntarily terminate his employment with OnScreen upon sixty (60) days written notice. If Clough voluntarily terminates his employment then OnScreen's duty to pay salary ends on the date of that termination and OnScreen™ shall to pay all expenses already incurred by Clough before termination.

11. **MERGER, CONSOLIDATION, TRANSFER, DISSOLUTION.** This Agreement shall not be terminated by any:
    a. Merger or consolidation in which the Company is not the new or surviving corporation;
    b. Transfer of all or substantially all of the assets of the Company; or
    c. Voluntary or involuntary dissolution of the Company.

d. In the event of any merger or consolidation or transfer of assets, the surviving or new corporation or the transferee of the Company's assets shall be bound by and shall have the benefit of the provisions of this Agreement. The Company shall take all actions necessary to insure that the corporation or transferee is bound by the provisions of this Agreement.

12. **SURRENDER OF PROPERTIES.** Upon termination of Clough's employment with the Company, regardless of the reason therefore, Clough shall promptly surrender to the Company all property provided him by the Company for use in relation to his employment and, in addition, Clough shall surrender to the Company any and all materials, lists, files, patent applications, records, models, notes, copies of documents records, and any written or recorded information in regards to the business of the Company or other materials and information of or pertaining to the Company or its customers or prospective customers or the products, business, and operations of the Company.

13. **NO EXPECTATION OF PRIVACY.** It is understood and agreed that there is no expectation of privacy at OnScreen. All areas of the work place, excluding only the rest rooms, are subject to physical, audio, video or other means of surveillance, recording and/or inspection. This includes, without limitation, all desks, lockers and offices. All items brought into the workplace, including briefcases and purses, are subject to search at any time, with or without cause, and without any prior notice. All telephone conversations are subject to being monitored and/or recorded.

14. **COMPLIANCE WITH ONSCREEN'S POLICIES AND PROCEDURES.** Clough acknowledges that he has been provided with a copy of OnScreen's Employee Handbook, and understands that he has a duty to read the manual in its entirety, and has signed a statement to the effect that Clough has received the manual, has read it in its entirety, and understands the content of the manual. Clough agrees to comply with all rules, regulations and policies of the company. All rules, regulations, policies and benefits are subject to change.

15. **CONFLICTS BETWEEN THIS AGREEMENT AND EMPLOYEE HANDBOOK.** Should there exist any conflict between the terms and conditions contained in this Agreement and the Employee Handbook then in effect, as to that portion of the clause(s) in conflict only, the terms and conditions herein shall control. All other provisions in the Employee Handbook, and all other terms and conditions contained herein, shall remain in full force and effect.

16. **CONFIDENTIALITY.** Clough acknowledges that he will receive, during the course of his employment with OnScreen, information and documents which are secret and proprietary, and which are the property of OnScreen. Clough acknowledges that all methods, policies, procedures, practices, and calculations, as well as all lists and other documents prepared by or for the benefit of OnScreen are secret and proprietary, and, shall not be copied by any means, or removed from the premises for any reason, without the express, written permission from the corporation's president. Clough agrees that he shall not disclose any information relating to OnScreen, or provide an original or copy of any document prepared by or for the benefit of OnScreen, to any third party, or for any reason, without the express, written permission from the corporation's Board of Directors. It is agreed that this clause

shall survive Clough's termination of employment. Clough acknowledges that the wrongful disclosure of OnScreen's proprietary information and/or documents would result in irreparable harm to OnScreen, and that the damages sustained as a proximate result of said disclosure would be difficult, if not impossible to measure. As such, Clough agrees that OnScreen would be entitled to seek injunctive relief from any court having competent jurisdiction to prevent the disclosure, or further disclosure of OnScreen's proprietary information and/or documents.

17. **COVENANT NOT TO COMPETE**.
    (a) **DURING EMPLOYMENT PERIOD**. During the Employment Period, Clough shall not, without the prior written consent of the Company, engage in any other business activity for gain, profit, or other pecuniary advantage (excepting the investment of funds in such form or manner as will not require any services on the part of Clough in the operation of the affairs of the companies in which such investments are made) or engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise, with the operation, management, or conduct of any business that competes with or is of a nature similar to that of the Company.
    (b) **FOLLOWING TERMINATION OF EMPLOYMENT PERIOD**. Within a one year period immediately following the termination of Clough's employment with the Company, regardless of the reason therefore, Clough shall not, without the prior written consent of the Company: (a) engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise with the operation, management, or conduct of any business similar to the business of the Company being conducted at the time of such termination; (b) solicit, contact, interfere with, or divert any customer served by the Company, or any prospective customer identified by or on behalf of the Company, during Clough's employment with the Company; or (c) solicit any person then previously employed by the Company to join Clough, whether as a partner, agent, employee or otherwise, in any enterprise engaged in any business similar to the business of the Company being conducted at the time of such termination.

18. **NOTICES**. Any notice to be given pursuant to the provisions of this Agreement shall be in writing, and shall be either personally served or mailed to the recipient of the notice at that Party's last known address. Any notice to be mailed shall deposited in the United States mail, first class with all postage prepaid.

19. **ASSIGNMENT**. None of the rights or privileges contained herein may be assigned, conveyed, licensed or transferred to any other person, firm, corporation or organization.

20. **WAIVER**. Waiver by one Party of any breach of any provision of this Agreement shall not operate or be construed as a waiver by that PARTY of any subsequent or continuing breach.

21. **JURISDICTION, VENUE AND SERVICE OF PROCESS**. Both Parties consent to the jurisdiction of the state and federal courts for Pinellas County, Florida.

22. **INVALIDITY**. Should any term or condition contained herein be adjudged invalid or contrary to law by any court with competent jurisdiction, the remaining terms and provisions shall continue with full force and effect.

23. **ONLY AGREEMENT.** This Agreement constitutes the entire agreement between the parties relating to the matter contained herein, and all prior agreements, proposals, and discussions, whether written or oral, shall be null and void. This Agreement may not be amended except by written agreement executed by both Parties.

24. **LEGAL FEES**. Should any action be brought by one Party against the other Party due to any alleged breach of this Agreement, or interpretation or enforcement of any term or condition contained herein, the prevailing Party shall be entitled to recover, in addition to any relief awarded by the court, jury or arbitrator, reasonable attorney's fees and expenses.

25. **INTERPRETATION.** This Agreement is intended to be performed in the State of Florida and shall be interpreted under the laws of the State of Florida.

26. **SECTION HEADINGS**. Section headings have been included in this Agreement merely for convenience or reference. They are not to be considered part of, or to be used in interpreting this Agreement.

27. **AUTHORIZATION.** Those persons executing this Agreement on behalf of the Parties represent that the execution and performance of the terms of this Agreement have been duly authorized by their respecting governing board(s), and that this Agreement is a valid and legal obligation enforceable in accordance with its terms.

28. **ACKNOWLEDGMENT**. The parties hereto acknowledge that they have read this Agreement, encompassing six (6) pages, and understand and agree to be bound by its terms and conditions. In addition to this Agreement, Clough agrees to sign and abide by the terms of OnScreen's Employee Handbook. This Agreement may be signed in counterparts. Any exact copy of this Agreement may be used as an original for any purpose. A facsimile signature may be used, and shall have the same affect, as an original signature.

OnScreen Technologies, Inc.

Dated: 10/ /05

By: ______________________________
Charles R. Baker, CEO/Chairman

Dated: 10/ /05

____
William J. Clough, Esq.

ADDENDUM "A" TO
EMPLOYMENT AGREEMENT
BETWEEN WILLIAM J. CLOUGH & ONSCREEN TECHNOLOGIES, INC.

THIS ADDENDUM is entered into pursuant to Paragraph Nos. 23 ("ONLY AGREEMENT") of the EMPLOYMENT AGREEMENT ("the Agreement") between WILLIAM J. CLOUGH ("CLOUGH") and ONSCREEN TECHNOLOGIES, INC. ("ONSC")(collectively: "the PARTIES"). This Addendum modifies the Agreement only to the extent set forth herein.

WHEREAS pursuant to Paragraph No. 23 of the Agreement, ONSC wishes to modify the Agreement to the extent that it wants CLOUGH to defer certain compensation and benefits due him under the terms of the Agreement;

WHEREAS pursuant to Paragraph No. 6(a) of the Agreement, CLOUGH was due a Minimum Guaranteed Bonus ("MGB") of twenty-five percent (25%) of his base salary [$45,000.00] on or before November 1, 2006;

WHEREAS pursuant to Paragraph No. 6(b) of the Agreement, CLOUGH will be due a MGB of fifteen percent (15%) of his base salary [$27,000.00] on or before November 1, 2007;

WHEREAS CLOUGH has agreed to defer such MGB's effective January 1, 2007, under the terms and conditions set forth herein and in exchange for the consideration set forth below;

WHEREAS pursuant to an unexecuted amendment between CLOUGH and ONSC, CLOUGH has been deferring $3,333.34 per month of his contractually guaranteed annual base salary since January 1, 2007; and

THE PARTIES HERETO agree as follows:

1. In exchange for the consideration set forth herein, CLOUGH hereby agrees to defer his MGB's of twenty-five percent (25%) of his base salary [$45.000.00] and fifteen percent (15%) of his base salary [$27,000.00] as set forth in Paragraph No. 6(a)(b) of the Agreement until December 31, 2007.

TERMS & CONDITIONS:

In exchange for the following, CLOUGH agrees to defer those benefits as set forth above:

1. Effective June 1, 2007, ONSC agrees to return CLOUGH to his contractually mandated base salary of $180,000.00 annually;

2. Effective June 1, 2007, ONSC agrees to repay to CLOUGH all annual base salary sums he has deferred since January 1, 2007. Said deferred base salary totaling

$16,666.70, shall be paid to CLOUGH over the course of three (3) consecutive months as follows:

a. June 1, 2007	$5,555.60
b. July 1, 2007	$5,555.55
c. August 1, 2007	$5,555.55

3. ONSC hereby agrees to promptly pay to CLOUGH all deferred MGB's, totaling $72,000.00, on or before close of business on January 1, 2008.

4. Each PARTY hereto agrees to promptly execute any and all documents necessary to effectuate the terms of this Addendum in its entirety.

This Addendum, when fully executed, shall amend the Agreement ***only*** to the extent set forth herein. All other provisions of the Agreement shall remain in full force and effect.

ONSCREEN TECHNOLOGIES

DATE: ________ By: ______________________
RUSSELL WALL, CEO & Director

DATE: ________ By: ______________________
STEVE HALLOCK, Director

DATE: ________ By: ______________________
JOHN ROUSE, Director

DATE: ________ By: ______________________
BRAD HALLOCK, Director

DATE: ________ By: ______________________
WILLIAM J. CLOUGH
As an individual

ADDENDUM "B"
TO
EMPLOYMENT AGREEMENT
of
William J. Clough, Employee

THIS SECOND ADDENDUM TO EMPLOYMENT AGREEMENT is entered into this 15th day of May 2008, by and between Waytronx, Inc., a Colorado corporation (hereinafter "Waytronx" or "Employer") and **William J. Clough**, hereinafter ("Employee"), collectively referred to herein as the "Parties", or in the singular as "Party."

WHEREAS, Employee and Waytronx entered into an Employment Agreement dated November 21, 2005 that provides for all customary matters *inter alia* compensation, bonus, term, etc.

WHEREAS, Employee and Waytronx entered into an Addendum "A" to Employment Agreement dated _____________, effective January 1, 2007 that provides *inter alia* for deferment of a portion of salary and bonus and a tolling of the Employment Agreement 3 year term.

WHEREAS, Employee and Waytronx have agreed to modify and revise certain terms and conditions of the Employment Agreement as modified and to retain, in tact, all non-modified provisions and covenants.

IT IS THEREFORE AGREED:

1. EFFECTIVE DATE. This Agreement is entered into and is effective on the date indicated above and, except as otherwise noted herein, shall remain in effect until such time as it is terminated as provided for herein.

2. ASSIGNMENT AND DUTIES. Employee shall continue to be employed as **Chief Executive Officer (CEO) and President of Waytronx, Inc. and shall additionally be employed as Chief Executive Officer (CEO) of the Waytronx, Inc. wholly owned subsidiary, Waytronx Holdings, Inc. d/b/a CUI.** Employee and shall perform such duties as shall be reasonably assigned to him by the Board of Directors of Waytronx, Inc. which are consistent with Employee's office/title. Employee shall serve at the direction of and be responsible to the Board of Directors of Waytronx, Inc. Throughout the period of his employment hereunder, the Employee shall: (i) devote his full business time, attention, knowledge and skills, faithfully, diligently and professionally, to the active performance of his duties and responsibilities hereunder on behalf of the Employer at a level at least equal to that generally expected of an employee of a business comparable to that of the Employer, having the rank and responsibilities of the Employee; (ii) observe and carry out such rules, regulations, policies, directions and restrictions of general application to all employees of the Employer having a rank comparable to that of the Employee as may reasonably be established from time to time by the Employer's Board of Directors including, but not limited to, the standard policies and procedures of the Employer as in effect from time to time; and (iii) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities. The Employee shall devote his entire productive time, ability, and attention to the business of the Employer during the term of this contract. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or

organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of the Employer. The Employee represents that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Employee, therefore, expressly agrees that the Employer, in addition to any other rights or remedies that the Employer may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this contract by the Employee.

3. COMPENSATION; EXEMPT STATUS. Employee's rate of compensation is set **at two hundred forty thousand dollars ($240,000) per annum,** payable in bi-weekly installments or such other reasonable periodic installment as may be put in place by Employer for other officers/executives of Employer. Employee acknowledges that Employee is hired as an exempt employee, and further acknowledges that he understands the difference between an exempt and non-exempt employee under the laws of the State of Oregon.

4. OTHER BENEFITS:
   a. Employee shall be entitled to participate in any qualified and non-qualified stock option plans, stock purchase agreements or Incentive Stock Options Plans of the Company in which he is eligible to participate pursuant to the terms of such plans. Employee's participation in such plan will not obligate the Company to the continued employment of Employee. The specific terms and conditions of any such plan(s) approved by the Board of Directors shall govern and control the rights of all parties hereto.
   b. Employee is entitled to participate in all employee benefit programs that Waytronx maintains or may establish during the term of this Agreement including, but not limited to: medical coverage, including optical and dental coverage; pension plans, group life insurance; and any other plans that may be established at the sole discretion of Waytronx.
   c. Employee shall accrue PTO; holidays; expenses; reimbursement policies; and other benefits as set forth in the Employee Handbook in effect at Waytronx.
   d. If Employee for any reason whatsoever becomes permanently disabled, so that he is unable to perform the duties under this Agreement, the Company agrees to pay Employee seventy five percent of his annual salary, payable in the same manner as the salary under this Agreement, for six months.

5. BONUS PROVISION. As incentive compensation, upon reaching the threshold requirements, Employee is entitled to the following bonus incentives:
   a. For each calendar year, beginning with 2008, in which the Waytronx yearend Statement of Operations shows the Gross Revenue of the Employer equal or exceed fifteen percent (15%), but less than thirty percent (30%), of the immediate preceding calendar year, the Employee shall be entitled to receive a cash bonus in an amount equal to twenty-five percent (25%) of his prior year base salary in addition to any other compensation to which the Employee may be entitled under this Agreement; provided, however, that the Employee shall be entitled to the bonus only if the Employee has been employed by the Employer during that entire calendar year. In substitution of the bonus percentages described in the prior sentence, the Employee shall be entitled to receive from the Employer, in any year in which annual Gross

Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to fifty percent (50%) of the Employee's prior year base salary. The bonus shall be paid within fifteen (15) days after the end of the calendar year.

As used in this Agreement, "Gross Revenue" shall be as determined according to sound accounting principles by the firm of certified public accountants retained by the Employer and in conformity with the prior accounting practices of the Employer as shown on the Statement of Operations prepared and certified by the firm of accountants then providing accounting services for the Employer, with no adjustments in book value for operations of the Employer subsequent to the fiscal year. The computation as determined by the firm shall be final and conclusive for such purposes on both the Employer and the Employee.

b. Waytronx will also provide to Employee an Executive Stock Incentive Plan and compensation for successfully concluding this acquisition [the "Plan"]. In order to provide an accurate and adequate compensation package, the Board shall appoint a Compensation Committee ("Committee") to design and authorize the Plan. That Committee shall hire an outside expert in such compensation matters to provide advice to the Committee on the range of compensation appropriate for such Employee and shall design a Plan that reasonably fits within such range.

6. TERM OF EMPLOYMENT. Waytronx agrees to employ Employee and Employee agrees to serve Waytronx in the capacity stated above for a period of **three (3) years from the date hereof.** The Employment Period shall be **automatically renewed for successive one year periods** unless terminated by either Employee or the Company by giving written notice of termination three (3) months in advance of the renewal date for each term

8. PRIOR ENTITLEMENTS NOT EXTINGUISHED. Except as expressly modified by this Addendum "B", the Employment Agreement dated November 21, 2005 as modified by Addendum "A", along with all rights and privileges derived therefrom, shall remain in effect throughout the term of the Addendum "B". Any and all sums, benefits and entitlements accrued prior to this addendum are not extinguished hereby.

Employee

__________________________ Dated: May 15, 2008
William J. Clough

Waytronx, Inc.

By: abstain
William J. Clough, Director

____
John P. Rouse, Director

____
Bradley J. Hallock, Director

____
Tom Price, Director

____
Corey Lambrecht, Director

ADDENDUM "C"
TO
EMPLOYMENT AGREEMENT
of
William J. Clough, Employee

THIS THIRD ADDENDUM TO EMPLOYMENT AGREEMENT is entered into this 1st day of July 2010, by and between Waytronx, Inc., a Colorado corporation (hereinafter "Waytronx" or "Employer") and **William J. Clough**, hereinafter ("Employee"), collectively referred to herein as the "Parties", or in the singular as "Party."

WHEREAS, Employee and Waytronx entered into an Employment Agreement dated November 21, 2005 that provides for all customary matters *inter alia* compensation, bonus, term, etc.

WHEREAS, Employee and Waytronx entered into an Addendum "A" to Employment Agreement effective January 1, 2007 that provides *inter alia* for deferment of a portion of salary and bonus and a tolling of the Employment Agreement 3 year term.

WHEREAS, Employee and Waytronx entered into an Addendum "B"" to Employment Agreement dated May 15, 2008 that provides for all customary matters *inter alia* compensation, bonus, term, etc.

WHEREAS, Employee and Waytronx have agreed to modify and revise certain terms and conditions of the Employment Agreement as modified and to retain, intact, all non-modified provisions and covenants.

IT IS THEREFORE AGREED:

1. EFFECTIVE DATE. This Agreement is entered into and is effective on the date indicated above and, except as otherwise noted herein, shall remain in effect until such time as it is terminated as provided for herein.

2. ASSIGNMENT AND DUTIES. Employee shall continue to be employed as **Chief Executive Officer (CEO) and President of Waytronx, Inc. and shall additionally be employed as Chief Executive Officer (CEO) of the Waytronx, Inc. wholly owned subsidiary, Waytronx Holdings, Inc. d/b/a CUI.** Employee and shall perform such duties as shall be reasonably assigned to him by the Board of Directors of Waytronx, Inc. which are consistent with Employee's office/title. Employee shall serve at the direction of and be responsible to the Board of Directors of Waytronx, Inc. Throughout the period of his employment hereunder, the Employee shall: (i) devote his full business time, attention, knowledge and skills, faithfully, diligently and professionally, to the active performance of his duties and responsibilities hereunder on behalf of the Employer at a level at least equal to that generally expected of an employee of a business comparable to that of the Employer, having the rank and responsibilities of the Employee; (ii) observe and carry out such rules, regulations, policies, directions and restrictions of general application to all employees of the Employer having a rank comparable to that of the Employee as may reasonably be established from time to time by the Employer's Board of Directors including, but not limited to, the standard policies and procedures of the Employer as in effect from time to time; and (iii) do such traveling as may

reasonably be required in connection with the performance of such duties and responsibilities. The Employee shall devote his entire productive time, ability, and attention to the business of the Employer during the term of this contract. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of the Employer. The Employee represents that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Employee, therefore, expressly agrees that the Employer, in addition to any other rights or remedies that the Employer may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this contract by the Employee.

3. COMPENSATION; EXEMPT STATUS. Employee's rate of compensation is set **at three hundred and twenty-five thousand dollars ($325,000) per annum**; payable in bi-weekly installments or such other reasonable periodic installment as may be put in place by Employer for other officers/executives of Employer. Employee acknowledges that Employee is hired as an exempt employee, and further acknowledges that he understands the difference between an exempt and non-exempt employee under the laws of the State of Oregon.

4. OTHER BENEFITS:
   a. Employee shall be entitled to participate in any qualified and non-qualified stock option plans, stock purchase agreements or Incentive Stock Options Plans of the Company in which he is eligible to participate pursuant to the terms of such plans. Employee's participation in such plan will not obligate the Company to the continued employment of Employee. The specific terms and conditions of any such plan(s) approved by the Board of Directors shall govern and control the rights of all parties hereto.
   b. Employee is entitled to participate in all employee benefit programs that Waytronx maintains or may establish during the term of this Agreement including, but not limited to: medical coverage, including optical and dental coverage; pension plans, group life insurance; and any other plans that may be established at the sole discretion of Waytronx.
   c. Employee shall accrue PTO; holidays; expenses; reimbursement policies; and other benefits as set forth in the Employee Handbook in effect at Waytronx.
   d. If Employee for any reason whatsoever becomes permanently disabled, so that he is unable to perform the duties under this Agreement, the Company agrees to pay Employee seventy five percent of his annual salary, payable in the same manner as the salary under this Agreement, for six months.

5. BONUS PROVISION. As incentive compensation, upon reaching the threshold requirements, Employee is entitled to the following bonus incentives:
   a. For each calendar year in which the Waytronx yearend Statement of Operations shows a profit (EBITDA) the following bonus provisions shall apply:
      i. FY 2010 – Gross Revenue of the Employer equal or exceed fifteen percent (15%), but less than thirty percent (30%), of the immediate preceding calendar year, the Employee shall be entitled to receive a cash bonus in an

amount equal to fifty percent (50%) of his prior year base salary in addition to any other compensation to which the Employee may be entitled under this Agreement. In substitution of the bonus percentages described in the prior sentence, the Employee shall be entitled to receive from the Employer, in any year in which annual Gross Revenue exceeds by thirty percent (30%) of the prior calendar year gross revenue, a sum equal to one hundred percent (100%) of the Employee's prior year base salary. All such bonus payments shall be paid to Employee in twelve (12) equal installments during the year following the year in which the bonus is earned and shall be paid on the 15th day of each month during that year.

ii. FY 2011 and forward – to be negotiated year-to-year based on mutually agreeable criteria.

As used in this Agreement, "Gross Revenue" shall be as determined according to sound accounting principles by the firm of certified public accountants retained by the Employer and in conformity with the prior accounting practices of the Employer as shown on the Statement of Operations prepared and certified by the firm of accountants then providing accounting services for the Employer, with no adjustments in book value for operations of the Employer subsequent to the fiscal year. The computation as determined by the firm shall be final and conclusive for such purposes on both the Employer and the Employee.

6. TERM OF EMPLOYMENT. Waytronx agrees to employ Employee and Employee agrees to serve Waytronx in the capacity stated above for a period of **three (3) years from May 15, 2011 or, to and through, May 15, 2014.** The Employment Period shall be **automatically renewed for successive one year periods** unless terminated by either Employee or the Company by giving written notice of termination three (3) months in advance of the renewal date for each term.

7. PRIOR ENTITLEMENTS NOT EXTINGUISHED. Except as expressly modified by this Addendum "C", the Employment Agreement dated November 21, 2005 as modified by Addendum "A" and Addendum "B", along with all rights and privileges derived therefrom, shall remain in effect throughout the term of the Addendum "C". Any and all sums, benefits and entitlements accrued prior to this addendum are not extinguished hereby.

SIGNATURE PAGE FOLLOWS

Employee

____
William J. Clough

Waytronx, Inc.
Compensation Committee

By: _______________________________ _______________________________
Colt Melby, Director Corey Lambrecht, Director

Employee

____
William J. Clough

Waytronx, Inc.
Compensation Committee

By: ____________________________________ ____________________________________
Colt Melby, Director Corey Lambrecht, Director

CUI GLOBAL™

ADDENDUM "D"
TO
EMPLOYMENT AGREEMENT
of
William J. Clough, Employee

THIS FOURTH ADDENDUM TO EMPLOYMENT AGREEMENT is entered into this 1st day of August 2012, by and between CUI Global, Inc., a Colorado corporation (hereinafter "CUI Global" or "Employer") and **William J. Clough**, hereinafter ("Employee"), collectively referred to herein as the "Parties", or in the singular as "Party."

WHEREAS, Employee and CUI Global entered into an Employment Agreement dated November 21, 2005 that provides for all customary matters *inter alia* compensation, bonus, term, etc.

WHEREAS, Employee and CUI Global entered into an Addendum "A" to Employment Agreement effective January 1, 2007 that provides *inter alia* for deferment of a portion of salary and bonus and a tolling of the Employment Agreement 3 year term.

WHEREAS, Employee and CUI Global entered into an Addendum "B" to Employment Agreement dated May 15, 2008 that provides for all customary matters *inter alia* compensation, bonus, term, etc.

WHEREAS, Employee and CUI Global entered into an Addendum "C" to Employment Agreement dated July 1, 2010 that provides for all customary matters *inter alia* compensation, bonus, term, etc.

WHEREAS, Employee and CUI Global have agreed to modify and revise certain terms and conditions of the Employment Agreement as modified and to retain, intact, all non-modified provisions and covenants.

IT IS THEREFORE AGREED:

1. EFFECTIVE DATE. This Agreement is entered into and is effective on the date indicated above and, except as otherwise noted herein, shall remain in effect until such time as it is terminated as provided for herein.

2. ASSIGNMENT AND DUTIES. Employee shall continue to be employed as **Chief Executive Officer (CEO) and President of CUI Global, Inc. and shall additionally be employed as Chief Executive Officer (CEO) of the CUI Global, Inc. wholly owned subsidiary, CUI Global Holdings, Inc. d/b/a CUI.** Employee shall perform such duties as shall be reasonably assigned to him by the Board of Directors of CUI Global, Inc. which are consistent with Employee's office/title. Employee shall serve at the direction of and be responsible to the Board of Directors of CUI Global, Inc. Throughout the period of his employment hereunder, the Employee shall: (i) devote his full business time, attention, knowledge and skills, faithfully, diligently and professionally, to the active performance of his duties and responsibilities hereunder on behalf of the Employer at a level at least equal to that generally expected of an employee of a business comparable to that of the Employer, having the rank and responsibilities of the Employee; (ii) observe and carry out such rules, regulations, policies, directions and restrictions of general application to all employees of the Employer having a rank comparable to that of the Employee as may reasonably be established from time to time by the Employer's Board of Directors including, but not limited to, the standard policies and procedures of the Employer as in effect from time to time; and (iii) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities. The

Employee shall devote his entire productive time, ability, and attention to the business of the Employer during the term of this contract. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of the Employer. The Employee represents that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Employee, therefore, expressly agrees that the Employer, in addition to any other rights or remedies that the Employer may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this contract by the Employee.

3. COMPENSATION; EXEMPT STATUS. Effective July 1, 2012, Employee's rate of compensation is set **at three hundred and fifty thousand dollars ($350,000) per annum;** payable in bi-weekly installments or such other reasonable periodic installment as may be put in place by Employer for other officers/executives of Employer. Employee acknowledges that Employee is hired as an exempt employee, and further acknowledges that he understands the difference between an exempt and non-exempt employee under the laws of the State of Oregon.

4. OTHER BENEFITS:

   1. Employee shall be entitled to participate in any qualified and non-qualified stock option plans, stock purchase agreements or Incentive Stock Options Plans of the Company in which he is eligible to participate pursuant to the terms of such plans. Employee's participation in such plan will not obligate the Company to the continued employment of Employee. The specific terms and conditions of any such plan(s) approved by the Board of Directors shall govern and control the rights of all parties hereto.
   2. In accordance with this Addendum, Employee shall receive Executive Stock Options as set forth in Exhibit No. 1, attached hereto and incorporated herein. Said Executive Stock Options underlying Common Stock shall be issued through the Equity Incentive Plan (Executive) which Common Stock was heretofore authorized by the Board of Directors.
   3. Employee is entitled to participate in all employee benefit programs that CUI Global maintains or may establish during the term of this Agreement including, but not limited to: medical coverage, including optical and dental coverage; pension plans, group life insurance; and any other plans that may be established at the sole discretion of CUI Global.
   4. Employee shall accrue PTO; holidays; expenses; reimbursement policies; and other benefits as set forth in the Employee Handbook in effect at CUI Global.
   5. If Employee for any reason whatsoever becomes permanently disabled, so that he is unable to perform the duties under this Agreement, the Company agrees to pay Employee seventy five percent of his annual salary, payable in the same manner as the salary under this Agreement, for six months.

6. BONUS PROVISION. As incentive compensation, upon reaching the threshold requirements, Employee is entitled to the following bonus incentives:

   1. For each calendar year, beginning with 2012, Employee shall be entitled to receive a bonus payment equal to sixty percent (60%) of his Base Salary. Said bonus to be based on performance objectives, goals, and milestones agreed to by the Employee and the Compensation Committee. Said bonus shall also be based on the reasonable judgment and discretion of said Compensation Committee. In the event Employee exceeds the stated goals and objectives, Employee shall have the ability to earn a larger bonus based on the

performance criteria set forth above and the reasonable judgment and discretion of the Compensation Committee.

7. EMPLOYMENT. By the terms of this agreement CUI Global agrees to employ Employee and Employee agrees to serve CUI Global in the capacity stated above. The Employment shall continue unless terminated by either Employee or the Company by giving written notice of termination three (3) months in advance of the renewal date for each term.

   a. SEVERANCE AGREEMENT [Note: Prior to August 1, 2015]. Should the company terminate this contract on or before August 1, 2015, Employee shall be entitled to an **eighteen month severance package** and, in addition, vesting of the 330,000 options described in Exhibit No. 1, attached hereto, shall be accelerated and all options shall **immediately** vest to Employee.
   b. Post August 1, 2015, the eighteen month severance package (minus accelerations) shall remain for as long as Employee is employed in the capacity stated above.

8. PRIOR ENTITLEMENTS NOT EXTINGUISHED. The term, severance, and compensation including bonuses (cash and stock) have been modified by this Addendum "D". The Employment Agreement dated November 21, 2005 as modified by Addendum "A", Addendum "B", and Addendum "C", along with all rights and privileges derived there from, shall remain in effect throughout the term of the Addendum "D". Any and all sums, benefits and entitlements accrued prior to this addendum are not extinguished hereby.

Employee

____
William J. Clough

CUI Global, Inc.
Compensation Committee

By: ___________________________ ______________________________
Colt Melby, Director Corey Lambrecht, Director

Exhibit No. 1
Executive (CEO) Stock Options

1. Effective September 21, 2012, Employee shall be granted an option to purchase from the Company 330,000 shares of Company common stock at a price of $6.00 per share;

2. Said Stock Options shall vest in equal monthly installments over the course of forty-eight (48) consecutive months beginning on September 21, 2012 and occurring monthly on the 21st day of each consecutive month until fully vested and shall have a term of ten (10) years from date of vesting.

3. Said Stock Options, at the election of the Employee, may be "Cashless" under the following terms:

Cashless Exercise: The Employee, at his election, may exercise any or all of the Stock Options in a cashless exercise transaction under this addendum. In order to effect a Cashless Exercise, the Employee shall surrender the Stock Option at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Employee a number of shares of Common Stock computed using the following formula:

$$X = Y (A-B)/A$$

Where: X = the number of shares of Common Stock to be issued to Employee.

Y = the number of shares of Common Stock for which this Stock Option is being exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this section, the "Market Price" shall be defined as the average Closing Price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Stock Option (the "Average Closing Price"), as reported by the Nasdaq Stock Market. If the Common Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

B = the Exercise Price.